UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023 (November 29, 2023)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02. Unregistered Sales of Equity Securities.

On November 29, 2023, MSD Investment Corp. (the "Company") issued and sold 250 shares of its 12.0% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) for an aggregate offering price of $750,000.

The issuance of the Series A Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the issuance of the Series A Preferred Stock, the Company filed Articles Supplementary (the “Articles Supplementary”), designating 250 authorized but unissued shares of the Company’s preferred stock as Series A Preferred Stock, which were accepted for record by the State Department of Assessments and Taxation of Maryland on November 30, 2023. As set forth in the Articles Supplementary, the Company has the authority to issue up to 250 shares of Series A Preferred Stock.

Priority. Each holder of Series A Preferred Stock is entitled to a liquidation preference of $3,000 per share (the “Liquidation Value”), plus additional amounts described under the caption “Liquidation” below. With respect to distributions, including the distribution of the Company’s assets upon dissolution, liquidation, or winding up, the Series A Preferred Stock will be senior to all other classes and series of the Company’s common shares, whether such class or series is now existing or is created in the future, to the extent of the aggregate Liquidation Value and all accrued but unpaid dividends and any applicable redemption premium on the Series A Preferred Stock. Holders of shares of the Series A Preferred Stock will not, however, participate in any appreciation in the value of the Company.

Dividends. Dividends on each share of Series A Preferred Stock will accrue on a daily basis at the rate of 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance to and including the earlier of (1) the date of any liquidation, dissolution, or winding up of the Company or (2) the date on which such share of Series A Preferred Stock is redeemed. Dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as otherwise provided herein, such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment for all past dividend periods before any dividend, distribution or payment may be made to holders of any other outstanding class or series of preferred shares or to holders of outstanding common shares. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of shares of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock owned by each such holder. Dividends on shares of the Series A Preferred Stock will be payable semiannually on June 30 and December 31 of each year. The first dividend on the Series A Preferred Stock may be for less than a full half year. This dividend and other dividends payable on shares of the Series A Preferred Stock for any other partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company will pay dividends to holders of record as they appear in the Company’s share transfer records at the close of business as of June 15 and December 15 of each year.

Voting. Except as provided in this Section, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Company for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Stock (excluding any shares that were not issued in a private placement of the Preferred Stock conducted by H & L Equities, LLC), voting as a separate class, shall be required for (a) authorization or issuance of any equity security of the Company senior to or on a parity with the Series A Preferred Stock, (b) any amendment to the Company’s Charter which has a material adverse effect on the rights and preferences of the Series A

Preferred Stock or which increases the number of authorized or issued shares of Series A Preferred Stock, (c) any reclassification of the Series A Preferred Stock. For so long as the Corporation is subject to the Investment Company Act of 1940, as amended, the holders of Series A Preferred Stock, voting separately as a single class, shall have the right to elect two (2) members of the Company’s board of directors (the “Board”) at all times, and the balance of the directors shall be elected by the holders of the common shares and the Series A Preferred Stock voting together.

Redemption. The outstanding shares of Series A Preferred Stock are subject to redemption at any time, upon the approval of the Board, by notice of such redemption on a date selected by the Company for such redemption (the “Redemption Date”). If the Company elects to cause the redemption of the Series A Preferred Stock, each share of Series A Preferred Stock will be redeemed for a price, payable in cash on the Redemption Date, equal to 100% of such share’s Liquidation Value, plus all accrued and unpaid dividends to the Redemption Date, plus a redemption premium as follows: (1) if the redemption date occurs prior to the second anniversary of the date on which the Preferred Shares were originally issued, a redemption premium of $300; and (2) thereafter, no redemption premium. From and after the close of business on the Redemption Date, all dividends on the outstanding shares of Series A Preferred Stock will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders of such shares (except the right to receive the redemption price for such shares from the Company) will cease. Any redemption of the Series A Preferred Stock will be done in accordance with the Investment Company Act of 1940, as amended.

Liquidation. In the event of any dissolution, liquidation, or winding up, the holders of shares of Series A Preferred Stock will be entitled to receive pro rata in cash out of the assets of the Company available therefore, before any distribution of the assets may be made to the holders of common shares, an amount equal to the Liquidation Value, plus any cumulative dividends (and any interest thereon), plus, if applicable, the redemption premium described above. Upon payment of such amount, the holders of shares of Series A Preferred Stock will have no other rights or claims to any of the remaining assets of the Company either upon distribution of such assets or upon dissolution, liquidation, or winding up. A consolidation or merger of the Company with one or more entities, a sale or transfer of all or substantially all of the Company’s assets, or a statutory share exchange shall not be deemed a dissolution, liquidation, or winding up of the Company.

Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other class or series of the Company’s securities.

The summary description of the Series A Preferred Stock contained herein is qualified in its entirety by reference to a copy of the Articles Supplementary filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles Supplementary for 12.0% Series A Cumulative Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: December 4, 2023	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer